UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2002

GLOBAL MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

                                          Colorado                                                      0-22083                                                   84-1116894
                   (State or other jurisdiction of                               (Commission File No.)                       (I.R.S. Employer Identification No.)
                    incorporation)

                                                                             12600 West Colfax, Suite C-420, Lakewood, CO                                                                   80215
                                                                             (Address of principal executive offices)                                                                            (Zip Code)

(303) 238-2000
(Registrant's telephone number, including area code)

Item 5. Other Events.

FROM:	GLOBAL MED TECHNOLOGIES, INC. (GLOB: OTCBB) DENVER, CO

Contact:	Darren Craig/PeopleMed.com 916-404-8519

PEOPLEMED.COM, INC. TERMINATES CONTRACT WITH
A SIGNIFICANT CUSTOMER TO PROVIDE CHRONIC DISEASE
MANAGEMENT SERVICES

        DENVER, CO – December 20, 2002 – Global Med Technologies, Inc. (“Global Med”) subsidiary, PeopleMed.com, Inc. (“PeopleMed”), signed a termination agreement (the “Termination Agreement”) with a significant customer (the “ Significant Customer”) on December 19, 2002 to terminate the five (5) year Chronic Disease Management Purchase Agreement between PeopleMed and the Significant Customer that was set to expire on December 31, 2005.

        The Termination Agreement is Effective December 1, 2002. As part of the Termination Agreement, the Significant Customer will pay PeopleMed a termination fee of $800 thousand. Of the $800 thousand termination fee, an amount not to exceed $350 thousand is potentially refundable to the Significant Customer in the event that the Significant Customer provides PeopleMed with a replacement customer(s) that will meet certain prescribed criteria which includes use of the Chronic Disease Management software.

        In the event that the Significant Customer does not provide a suitable replacement customer, the potential refund of $350 thousand, as prescribed in the Termination Agreement, will be reduced by $50 thousand per month starting December 1, 2002 and terminating June 30, 2003. No further refunds will be available to the Significant Customer in the event that a suitable replacement customer is not found by July 1, 2003.

        In the event that the Significant Customer provides a suitable replacement customer, the Significant Customer will be provided a refund of up to $50 thousand per month starting December 1, 2002 and terminating June 30, 2003. The date a contract is signed for a suitable replacement customer will represent the starting date for which a refund can be received, subject to certain terms and conditions.

        The Significant Customer will pay PeopleMed the $800 thousand termination fee as follows:

°	$350 thousand to be paid at the signing of the Termination Agreement.
°	$250 thousand to be paid on January 1, 2003.
°	$200 thousand to be paid on April 1, 2003.

Global Med classifies its products into two core business segments: the Wyndgate Division (“Wyndgate”) and PeopleMed. Wyndgate develops, markets and supports blood tracking systems to assist community blood centers, hospitals, plasma centers and outpatient clinics in the U.S. in complying with the quality and safety standards of the FDA for the collection, transfusion, and management of blood and blood products. PeopleMed offers chronic disease management as an Application Service Provider (“ASP”). PeopleMed’s systems use the Internet to coordinate sources and users of a patient’s clinical information, including laboratory, pharmacy, primary and specialty care providers, claims, and medical records.

For the nine months ended September 30, 2002, PeopleMed’s revenues of $475 thousand represented 9.8% of Global Med’s total revenues. For this same period, the Significant Customer’s revenues, which are included in the results for PeopleMed below, were approximately $427 thousand or 89.9% of PeopleMed’s revenues and 8.8% of Global Med’s revenues. For the nine months ended September 30, 2001, PeopleMed’s revenues of $433 thousand represented 9.6% of Global Med’s total revenues. For this same period, the Significant Customer’s revenues, which are included in the results for PeopleMed below, were approximately $433 thousand or 100% of PeopleMed’s revenues and 9.6% of Global Med’s revenues.

The following presents segment information for the Company for the nine months ended September 30, 2002 and 2001:

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Nine Months Ended September 30, 2002
(In thousands)

	Wyndgate Division	PeopleMed	TOTAL
Revenues	$ 4,363	$ 475	$ 4,838
	––––––	––––	––––––
	––––––	––––	––––––
Income (loss) from operations
before other income (expenses)	46	(36)	10
Interest income	5	--	5
Interest expense	(361)	--	(361)
Financing costs	(191)	--	(191)
	––––––	––––	––––––
Net loss	$ (501)	$(36)	$ (537)
	––––––	––––	––––––
	––––––	––––	––––––

Nine Months Ended September 30, 2001
(In thousands)

	Wyndgate Division	PeopleMed	TOTAL
Revenues	$ 4,058	$ 433	$ 4,491
	––––––	––––	––––––
	––––––	––––	––––––
Loss from operations before
other income (expenses)	(673)	(485)	(1,158)
Interest income	7	18	25
Interest expense	(360)	--	(360)
Financing costs	(254)	--	(254)
	––––––	––––	––––––
Net loss	$(1,280)	$(467)	$(1,747)
	––––––	––––	––––––
	––––––	––––	––––––

        For more information about Global Med’s products and services, visit its Web sites at www.globalmedtech.com, www.peoplemed.com, and www.wyndgate.com, or call Tom Marcinek, Global Med’s President and COO, at (916) 404-8413.

This news release may include statements that constitute forward-looking statements, usually containing the words “believe,” “estimate,” “project,” “expects” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. By making these forward-looking statements, the company undertakes no obligation to update these statements for revisions or changes after the date of this news release.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                       GLOBAL MED TECHNOLOGIES, INC.

Date         December 20, 2002                                                               By: /s/ Michael I. Ruxin, M.D.
                                                                                                              Michael I. Ruxin, M.D.
                                                                                                              Chairman and Chief Executive Officer

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